                                   EXHIBIT 99


PRESS RELEASE     FOR IMMEDIATE RELEASE
      Contact: Preston Bair, Chief Financial Officer
      Telephone: (740) 622-0444



HOME LOAN FINANCIAL CORPORATION REPORTS
EARNINGS FOR THE QUARTER ENDED SEPTEMBER 30, 2004

Coshocton, Ohio, October 20, 2004 - Home Loan Financial Corporation (Nasdaq:
HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $411,000, or $.26 basic and $.25 diluted earnings per share, for the quarter ended September 30, 2004 compared to net income of $495,000, or $.32 basic and $.31 diluted earnings per share, for the quarter ended September 30, 2003.

      The $84,000, or 17.05%, decrease in earnings for the quarter ended September 30, 2004 compared with September 30, 2003 was attributable to an increase in the provision for loan losses of $106,000, partially offset by a decrease of income tax expense of $35,000.

      The increase in the provision for loan losses compared to September 30, 2003 was primarily due to the increase in nonperforming loans at September 30, 2004. Nonperforming loans included a large commercial loan and a large nonresidential real estate loan, both in the process of resolution. Any anticipated losses have been estimated and included in calculating the allowance for loan losses at September 30, 2004.

      Return on average equity and return on average assets for the three months ended September 30, 2004 were 7.24% and 1.02%, respectively. The book value of HLFC's common stock was $13.40 per share as of September 30, 2004 compared to $13.13 per share as of September 30, 2003, an increase of $0.27, or 2.1%.

      Total assets at September 30, 2004 were $160.4 million compared to June 30, 2004 assets of $160.0 million, an increase of $400,000, or 0.21%. The increase in total assets was primarily in loans, which increased $904,000 and premises and equipment, which increased $330,000, partially offset by a decrease of $881,000 in cash and cash equivalents. Total deposits at September 30, 2004 were $88.8 million compared to June 30, 2004 deposits of $87.9 million, an increase of $902,000, or 1.0%. Total equity at September 30, 2004 was $22.6 million compared to $22.3 million at June 30, 2004.

      Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has an office and a branch in Coshocton, Ohio, a branch in West Lafayette, Ohio and a branch under construction in Mount Vernon, Ohio.
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                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                September 30, 2004       June 30, 2004
                                                                ------------------       -------------
ASSETS
Cash and cash equivalents                                         $   2,393,876          $   3,275,185
Securities available for sale                                         7,331,873              7,105,703
Mortgage-backed securities available for sale                        10,107,922             10,321,735
Federal Home Loan Bank stock                                          2,274,700              2,250,700
Loans, net                                                          132,458,252            131,549,778
Premises and equipment                                                1,710,428              1,380,927
Accrued interest receivable                                             723,787                719,141
Bank owned life insurance                                             3,049,454              3,016,864
Other assets                                                            323,572                410,239
                                                                  -------------          -------------
     Total assets                                                 $ 160,373,864          $ 160,030,272
                                                                  =============          =============


LIABILITIES
Deposits                                                          $  88,755,161          $  87,853,639
Federal Home Loan Bank advances                                      47,671,138             48,756,389
Accrued interest payable                                                468,876                503,994
Accrued expenses and other liabilities                                  842,516                606,824
                                                                  -------------          -------------
     Total liabilities                                              137,737,691            137,720,846

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                           --                     --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                    --                     --
Additional paid-in capital                                           14,574,296             14,508,999
Retained earnings                                                    14,576,675             14,722,513
Unearned employee stock ownership plan shares                          (700,780)              (773,982)
Unearned recognition and retention plan shares                         (183,344)              (189,779)
Treasury stock, at cost - 559,343 shares at
  September 30, 2004 and 566,543 shares at
  June 30, 2004                                                      (5,799,467)            (5,818,102)
Accumulated other comprehensive income                                  168,793               (140,223)
                                                                  -------------          -------------

     Total shareholders' equity                                      22,636,173             22,309,426
                                                                  -------------          -------------
        Total liabilities and shareholders' equity                $ 160,373,864          $ 160,030,272
                                                                  =============          =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                                           Three Months Ended
                                                              September 30,
                                                              -------------
                                                          2004            2003
                                                       ----------      ----------
Total interest income                                  $2,403,878      $2,431,025
Total interest expense                                    914,069         938,571
                                                       ----------      ----------
     Net interest income                                1,489,809       1,492,454
Provision for loan losses                                 121,000          15,000
                                                       ----------      ----------
     Net interest income after
     provision for loan losses                          1,368,809       1,477,454
Total noninterest income                                  228,713         223,679
Total noninterest expense                                 969,267         953,209
                                                       ----------      ----------
Income before income
     tax expense                                          628,255         747,924
Income tax expense                                        217,700         253,000
                                                       ----------      ----------
     Net income                                        $  410,555      $  494,924
                                                       ==========      ==========


Basic earnings per share                               $      .26      $      .32
                                                       ==========      ==========

Diluted earnings per share                             $      .25      $      .31
                                                       ==========      ==========

                              KEY OPERATING RATIOS


                                                          At or for
                                                    The Three Months Ended
                                                        September 30,
                                                        -------------
                                                   2004                2003
                                              -------------       -------------
Net interest margin                                    3.94%               4.16%
Return on average assets                               1.02%               1.33%
Return on average equity                               7.24%               9.00%
Total equity to total assets                          14.11%              14.48%
Common shares outstanding                         1,688,907           1,661,762
Book value per share                          $       13.40       $       13.13
Nonperforming assets to
      total assets                                     2.04%               1.24%